Exhibit 10.1

November 4, 2019
Extraction Oil & Gas, Inc.
370 17th Street, Suite 5300
Denver, CO 80202
Attn: Ms. Marianella Foschi

and

The Lenders (as defined below)

Re:    Borrowing Base Redetermination - Fall 2019
Ladies and Gentlemen:
We refer to the Amended and Restated Credit Agreement dated as of August 16, 2017 (as amended, supplemented, or otherwise modified from time to time, the "Credit Agreement") among Extraction Oil & Gas, Inc., a Delaware corporation (the "Borrower"), the lenders party thereto (the "Lenders"), and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the "Administrative Agent") and as Issuing Lender. All terms defined in the Credit Agreement shall have the same meanings when used herein unless otherwise defined herein.

Borrowing Base and Maximum Cap Reduction

In connection with the Internal Reserve Report dated effective July 1, 2019 and in accordance with Section 2.2 of the Credit Agreement, the Administrative Agent (on behalf of itself and the Required Tier I Lenders) hereby notifies you that the Borrowing Base shall be decreased from $1,100,000,000 to $950,000,000 effective as of the date hereof. Such Borrowing Base redetermination shall constitute the Borrowing Base redetermination to occur on or about November 1, 2019 in accordance with Section 2.2(b)(ii) of the Credit Agreement. The new $950,000,000 Borrowing Base described herein shall remain in effect until the Borrowing Base is redetermined or reduced in accordance with Section 2.2 of the Credit Agreement. Nothing in this letter shall prejudice the Administrative Agent’s and the Lenders’ rights to (i) redetermine the Borrowing Base in the future in accordance with Section 2.2 of the Credit Agreement, including without limitation pursuant to interim redeterminations pursuant to Section 2.2(c) of the Credit Agreement, or (ii) require future reductions of the Borrowing Base pursuant to Section 2.2(e) of the Credit Agreement.

In addition to the foregoing, the Administrative Agent hereby notifies you that the Maximum Cap shall be deemed to be decreased from $1,000,000,000 to $950,000,000 effective upon receipt by the Administrative Agent of counterparts of this Letter Agreement duly executed by the Borrower and the Administrative Agent. Upon receipt of countersigned copies of this Letter Agreement, each individual Lender’s Pro Rata Share of the Maximum Cap shall be deemed to be reduced.

Each Lender's Pro Rata Share of the resulting Borrowing Base, after giving effect to the decrease in the Borrowing Base set forth herein, is set forth next to its name in Schedule I attached hereto. Each Lender's Pro Rata Share of the resulting Maximum Cap, after giving effect the decrease in the Maximum Cap as set forth herein, is set forth next to its name in Schedule I attached hereto.

The Borrower hereby acknowledges and agrees that (i) the redetermination set forth herein is the Borrowing Base redetermination to occur on or about November 1, 2019 that is provided for in Section 2.2(b)(ii) of the Credit Agreement and (ii) the Maximum Cap shall be deemed to be reduced as set forth herein.

Period for Mortgage and Title

On or before December 4, 2019 (or such later date as may be acceptable to the Administrative Agent in its sole discretion), the Borrower shall from time to time upon the reasonable request of the Administrative Agent, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent shall, at all times, have received (a) satisfactory title evidence, which title evidence shall be in form and substance acceptable to the Administrative Agent in its sole reasonable discretion and shall include information regarding the before payout and after payout ownership interests held by the Borrower and the Borrower's Restricted Subsidiaries, for all wells located on the Oil and Gas Properties, covering at least (i) 80% of the present value of the Proven Reserves of the Borrower and its Restricted Subsidiaries or (ii) 95% of the present value of PDP Reserves of the Borrower and its Restricted Subsidiaries, in each case, as reasonably determined by the Administrative Agent, and (b) Mortgages and such other Security Documents to the extent necessary to cause the Administrative Agent to have an Acceptable Security Interest in at least 90% (by value) of the Loan Parties’ Proven Reserves and the Oil and Gas Properties relating thereto.

Miscellaneous

The Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and nothing herein shall act as a waiver of any of the Administrative Agent's or Lenders' rights under the Loan Documents. This Letter Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

This Agreement may be signed in any number of counterparts, each of which shall be an original.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

Signature Page to Borrowing Base Redetermination - Extraction (Fall 2019)

Houston/2011768

If the foregoing terms of this Letter Agreement meet with your approval, please evidence your agreement with such terms by signing this Letter Agreement in the space indicated below.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: /s/ Zachary Kramer
Name: Zachary Kramer

Title:	Vice President

Agreed to and Accepted by:

BORROWER:

EXTRACTION OIL & GAS, INC.

By: /s/ Marianella Foschi

Name:	Marianella Foschi

Title:	Vice President of Finance

SCHEDULE I
MAXIMUM CAP AND BORROWING BASE

Lender	Pro Rata Share of Maximum Cap*	Pro Rata Share of Borrowing Base**
Wells Fargo Bank, National Association	$90,250,000.00	$90,250,000.00
Barclays Bank PLC	$71,725,000.00	$71,725,000.00
Credit Suisse AG, Cayman Islands Branch	$71,725,000.00	$71,725,000.00
SunTrust Bank	$71,725,000.00	$71,725,000.00
ABN AMRO Capital USA LLC	$71,725,000.00	$71,725,000.00
KeyBank National Association	$71,725,000.00	$71,725,000.00
Citibank, N.A.	$62,700,000.00	$62,700,000.00
Goldman Sachs Bank USA	$42,750,000.00	$42,750,000.00
Royal Bank of Canada	$62,700,000.00	$62,700,000.00
Bank of America, N.A.	$47,500,000.00	$47,500,000.00
Mercuria Eastern US Holdings LLC	$5,700,000.00	$5,700,000.00
The Huntington National Bank	$47,500,000.00	$47,500,000.00
PNC Bank, National Association	$71,725,000.00	$71,725,000.00
BMO Harris Bank N.A.	$71,725,000.00	$71,725,000.00
Natixis, New York Branch	$62,700,000.00	$62,700,000.00
Iberiabank	$26,125,000.00	$26,125,000.00
Total:	$950,000,000.00	$950,000,000.00

* Maximum Cap in effect as of November 4, 2019. Maximum Cap is subject to redetermination pursuant to the terms of the Credit Agreement.

** Borrowing Base in effect as of November 4, 2019. Borrowing Base is subject to redetermination pursuant to the terms of the Credit Agreement.